EXHIBIT 5.1
[PATTON BOGGS LLP LETTERHEAD]
June 26, 2007
Vineyard National Bancorp
9590 Foothill Boulevard
Rancho Cucamonga, CA 91730
          Re: Registration Statement on Form S-3
Dear Ladies and Gentlemen:
We have acted as counsel for Vineyard National Bancorp, a California corporation (the “Company”), in connection with the issuance of up to 2,300,000 shares of the Company’s 7.50% Series D Noncumulative Preferred Stock, no par value (“Series D Preferred Stock”), in a public offering, as described in the Prospectus Supplement, dated June 20, 2007 (the “Prospectus Supplement”). The Prospectus Supplement is included in the Registration Statement on Form S-3 (Registration No. 333-128015) (the “Registration Statement”) filed by the Company, on August 31, 2005 and amended thereafter, with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (“Securities Act”), and which was declared effective by the SEC on September 27, 2005. We have been requested to render our opinion as special counsel as to the validity of the Series D Preferred Stock. As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.
Based upon the foregoing, we are of the opinion that the Series D Preferred Stock, when issued, delivered and sold in the manner described in the Prospectus Supplement and Registration Statement, will be legally issued, fully paid and nonassessable.
The opinion which we render herein is limited to those matters governed by the federal laws of the United States and the laws of the State of California as of the date hereof and we do not express any opinion as to the laws of any other jurisdiction. We assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise.

June 26, 2007

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K, filed on the date hereof, and thereby incorporated by reference into the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus Supplement forming part of the Registration Statement and any supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
/s/ PATTON BOGGS LLP
PATTON BOGGS LLP